Exhibit 3.7

FIFTH AMENDMENT OF TWENTY-THIRD AMENDED AND RESTATED
CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twenty-Third Amended and Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)
The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership's charter number is LP0000443.

(2)
The partnership filed the Twenty-Third Amended and Restated Certificate of Limited Partnership with the Missouri Secretary of State on January 20, 2026.

(3)
The Twenty-Third Amended and Restated Certificate of Limited Partnership is hereby amended to reflect the general partner withdrawals and admissions attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the withdrawal and admission of said partners, the number of general partners is 574.

In affirmation thereof, the facts stated above are true.

Dated: June 11, 2026

General Partner:

By ________/s/ Penny Pennington __________________

Penny Pennington

Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:
Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Curran, Paul Joseph	6/1/2026	12555 Manchester Road	St. Louis, MO 63131
James D. Abarquez Living Trust	6/1/2026	12555 Manchester Road	St. Louis, MO 63131
Khanna, Rajit	6/1/2026	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:
Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
Carroll, Bradley	6/1/2026	12555 Manchester Road	St. Louis, MO 63131
Paul Joseph Curran, Jr. Revocable Living Trust	6/1/2026	12555 Manchester Road	St. Louis, MO 63131
Tsirtaskis, Arthur	6/1/2026	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Fifth Amendment of Twenty-Third Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.